Exhibit 99.102(e)(1)

AMENDED AND RESTATED
DISTRIBUTION AGREEMENT
between
THE VICTORY PORTFOLIOS
and
VICTORY CAPITAL ADVISERS, INC.

This DISTRIBUTION AGREEMENT is made as of this 30th day of November, 2007 and amended and restated as of October 24, 2012 between The Victory Portfolios, a Delaware statutory trust (herein called the “Trust”), and Victory Capital Advisers, Inc., a Delaware corporation (herein called the “Distributor”).

WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Distributor as distributor for each of the Trust’s separate portfolios set forth on Schedule I hereto, as such Schedule may be revised from time to time (each a “Fund” and, collectively, the “Funds”) to provide for the sale and distribution of shares of beneficial interest of the Funds (herein collectively called “Shares”), and the Distributor is willing to render such services;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

I. DELIVERY OF DOCUMENTS

The Trust has delivered to the Distributor copies of each of the following documents and will promptly deliver to it all future amendments and supplements thereto, if any:

(a)                                  The Trust’s Certificate of Trust and Trust Instrument and all amendments thereto (such Certificate of Trust and Trust Instrument, together with any amendments thereto, as presently in effect and as it shall from time to time be amended, herein called the “Trust’s Certificate”);

(b)                                 The Bylaws of the Trust (such Bylaws, as presently in effect and as they shall from time to time be amended, herein called the “Bylaws”);

(c)                                  Resolutions of the Board of Trustees of the Trust (the “Board”) authorizing the execution and delivery of this Agreement;

(d)                                 The Trust’s most recent Post-Effective Amendment to its Registration Statement under the Securities Act of 1933, as amended ( the “Securities Act”), and under the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the “SEC” or “Commission”) (said Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the “Registration Statement”);

(e)                                  Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

(f)                                    prospectuses and the statement of additional information for the Funds, as presently filed with the Commission (said prospectuses and statement of additional information as presently in effect and as amended or supplemented from time to time herein called individually the “Prospectus” and, collectively, the “Prospectuses”).

(g)                                 12b-1 Plan(s); and

(h)                                 Shareholder servicing plan(s).

II. DISTRIBUTION

1.                                       Appointment of Distributor.  The Trust hereby appoints the Distributor as Principal Distributor of the Funds’ Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II.

2.                                       Services and Duties.

(a)                                  The Trust agrees to sell Shares of the Funds (whether authorized but unissued or treasury shares, in the Trust’s sole discretion) through the Distributor from time to time during the term of this Agreement, upon the terms and at the current offering price as described in the Prospectus.  In affecting such sales, the Distributor shall, in all cases, act as an agent of the Trust, and will act in its own behalf as principal only in making agreements with selected dealers or others for the sale and redemption of Shares.  The Distributor shall not be obligated to sell any certain number of Shares.  Each Fund reserves the right to issue Shares in connection with any merger or consolidation of the Trust or any Fund with any other investment company or personal holding company or in connection with offers of exchange exempted from Section 11(a) of the 1940 Act.

(b)                                 In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Trust’s Certificate, Bylaws, Registration Statement and Prospectus and with the instructions and directions of the Board and will conform to and comply with the requirements of the Securities Act, the 1940 Act, the regulations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable federal or state laws and regulations.  In connection with such sales, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Registration Statement and Prospectuses and any sales literature specifically approved by the Trust.

(c)                                  The Distributor will bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto) to persons who are not either shareholders or counsel, independent accountants or other persons providing similar services to the Trust, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Trust in connection with the preparation and printing of any amendment to any

Registration Statement or Prospectuses necessary for the continued effective registration of the Shares under the Securities Act; and provided further, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now in existence or hereafter adopted with respect to such Fund, or any class or classes of shares of such Fund, pursuant to Rule 12b-1 under the 1940 Act (each a “Plan”).

(d)                                 The Distributor agrees to be responsible for implementing and/or operating the Plans in accordance with the terms thereof.  Without limiting the generality of the preceding sentence, the Distributor and the Trust agree that, in cases where the Distributor enters into a contract on behalf of the Trust with a seller of the Shares under which contract the Distributor agrees to make payments to the seller in accordance with the Plans or shareholder servicing plans adopted by the Funds (the “Shareholder Servicing Plans”) or to cause such payments to be made, the Trust shall, subject to and in accordance with the terms and provisions of the Plans, the Shareholder Servicing Plans, the Prospectuses and the statements of additional information of the Funds (as all are in existence at the time of the sale of the Shares), make such payments directly to the Distributor and the Distributor shall, promptly upon receipt of such payments from the Trust, transfer and pay over such payments to the appropriate seller.  In the event the Distributor contemplates entering into such a contract with a seller, the Distributor must notify the Trust of its intention to do so and obtain the Trust’s consent thereto prior to entering into the contract, which consent may be given or withheld in the Trust’ sole discretion and may be oral or in writing.

(e)                                  All Shares of the Funds offered for sale by the Distributor shall be offered for sale at a price per Share (the “offering price”) equal to their net asset value (determined in the manner set forth in the Trust’s Certificate and then current Prospectuses) plus any applicable sales charge as set forth in the then current Prospectuses.  The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

(f)                                    If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Trust or by the Distributor as an agent of the Trust, or are tendered for redemption within seven (7) business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) of the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor from the broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by the Distributor from the broker-dealers or other person concerned.  The Distributor shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by the Distributor as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of such original purchases.

3.                                       Sales and Redemptions.

(a)                                  The Trust shall pay all costs and expenses in connection with the registration of Shares under the Securities Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.

(b)                                 The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all filing fees which may be incurred in connection with such qualification.  The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement.  It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares will be paid by the Funds as provided in this Agreement and in the Plans relating thereto.

(c)                                  The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as the Distributor may reasonably request, and the Trust warrants that any such supplemental information fairly shows or represents what it purports to show or represent.  The Trust shall also furnish the Distributor upon request with:  (i) unaudited semi-annual financial statements of the Funds prepared by the Trust, (ii) a monthly itemized list of the securities held by each Fund, (iii) monthly balance sheets as soon as practicable after the end of each month, and (iv) from time to time such additional information regarding the financial condition of the Funds as the Distributor may reasonably request.

(d)                                 The Trust shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC (“Rules”).

(e)                                  The Trust reserves the right to reject any purchase order for Shares.

(f)                                    The Trust may use, or may request the Distributor to use, an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing under circumstances in which the Distributor will not review the orders.  Under such circumstances, the Trust acknowledges and agrees that it will independently determine that any third party used by the Trust to process orders is a satisfactory service provider to process such orders without the Distributor’s review.

(g)                                 The Trust authorizes the Distributor and dealers to use the most current Prospectus in the form furnished by the Trust in connection with the sale of the Shares.

(h)                                 The Trust agrees to advise (directly or through one of its service providers) the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor pursuant to Section VIII.:

(i)                                     of any request by the Commission for amendments to the Registration Statement or Prospectuses then in effect or for additional information;

(ii)                                  in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

(iii)                               of the happening of any event that makes untrue any statement of a material fact in the Registration Statement or Prospectuses then in effect or that requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading; and

(iv)                              of any action of the Commission with respect to any amendment to any Registration Statement or Prospectuses that may from time to time be filed with the Commission, that could reasonably be expected to have a material negative impact upon the offering of Shares;

provided that, for purposes of this Section, informal requests by or acts of the staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

4.                                       Payments to Service Providers.  The Funds may pay the Distributor an amount under the Plan.  The Distributor may pay such amounts to service providers, some of whom may be affiliates of the Trust or affiliates of affiliates of the Trust.

III. LIMITATION OF LIABILITY

1.                                       Distributor Liability.  The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

2.                                       Trust Liability.  The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations contained in the Registration Statement, Prospectuses or other financial statements of the Trust, or in any sales literature or advertisements specifically approved by the Trust.

IV. CONFIDENTIALITY

The Distributor will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, to the Trust’s prior or present shareholders and to those persons or entities who respond to the Distributor’s inquiries concerning investment in the Trust, and except as provided below, will not use such records and information for any purpose other than (i) the performance of its responsibilities and duties hereunder or the performance of its responsibilities and duties with regard to sales of the shares of any Fund which may be added to the Trust in the future and (ii) its internal compliance and compliance monitoring.  Any other use by the Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Trust.  Such approval shall not be unreasonably withheld and may not be withheld where (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Trust.

V. REPRESENTATIONS AND INDEMNIFICATION

1.                                       Trust Representations.  The Trust represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the Securities Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor expressly for use in the Registration Statement or Prospectuses.

2.                                       Distributor Representations.  The Distributor represents and warrants to the Trust that it is duly organized as a Delaware corporation and is, and at all times will remain, duly authorized and licensed to carry out its services as contemplated herein.

3.                                       Trust Indemnification.  The Trust will indemnify and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject (a) as the result of acting as distributor of the Funds and entering into selling agreements, shareholder servicing agreements, or similar agreements with financial intermediaries on behalf of the Trust; (b) under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document (collectively, “Trust Materials”) executed by or on behalf of the Trust, (ii) information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof (“Blue Sky Application”), (iii) any omission or alleged omission to state in any Trust Materials or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any Trust-related advertisement or sales literature that contains any untrue statement, or alleged untrue statement, of a material fact, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, due to actions by a Fund or its investment adviser that are contrary to statements made in such advertisements or sales literature; or (c) arising out of or based upon the electronic processing of orders over the Internet at the Trust’s request, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (A) any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor specifically for inclusion therein, or (B) the willful misfeasance, bad faith or negligence of the Distributor in the performance of its duties or the Distributor’s reckless disregard of its obligations and duties under this Agreement.

The Trust shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither “interested persons” of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

Each Fund shall advance attorney’s fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as:  (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

4.                                       Distributor Indemnification.  The Distributor will indemnify and hold harmless the Trust, the Trust’s several officers and trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, (a) any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2(a) of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky

Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission or alleged statement or alleged omission was made in reliance upon or in conformity with information furnished in writing to the Trust or any of its several officers and trustees by or on behalf of and with respect to the Distributor specifically for inclusion therein, (b) the Distributor’s willful misfeasance, bad faith or negligence in the performance of its duties or the Distributor’s reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor’s failure to comply with laws applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws due to actions by a Fund or its investment adviser that are contrary to statements made in such advertisements or sales literature), and will reimburse the Trust, the Trust’s several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

5.                                       General Indemnity Provisions.  No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party.  The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party.  In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

VI. DURATION AND TERMINATION

This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue for a period of two years from such date.  Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a majority of those members of the Board who are not parties to this Agreement or “interested persons” of any such party (the “Disinterested Trustees”), pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a “majority of the outstanding voting securities” of the Trust.  Notwithstanding anything to the contrary contained in this Section VI, this Agreement may be terminated by the Trust at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a “majority of the outstanding voting securities” of such Fund on 60 days’ written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 60 days’ written notice to the Trust.  This Agreement will automatically terminate in the event of its “assignment.”  (As used in this Agreement, the terms

“majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act.)

VII. AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

VIII. NOTICES

Notices of any kind to be given to the Trust hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Trust c/o Victory Capital Management Inc., Mutual Fund Administration, 4900 Tiedeman Road, Brooklyn, Ohio 44144, Attn:  Christopher K. Dyer with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New, York 10104, Attention:  Jay G. Baris, Esquire, or at such other address or to such individual as shall be so specified by the Trust to the Distributor.  Notices of any kind to be given to the Distributor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Distributor at Victory Capital Advisers, Inc., 4900 Tiedeman Road, Brooklyn, OH 44144, Attention: President or at such other address or to such individual as shall be so specified by the Distributor to the Trust.

IX. COMPENSATION

The Distributor shall not receive compensation with respect to the provision of distribution services under this Agreement; provided, however, that the Distributor shall be entitled to receive payments, if any, under any Plan in accordance with the terms thereof and payments, if any, of sales charges as set forth in the Prospectuses.

X. MISCELLANEOUS

1.                                       Construction.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors..

2.                                       About The Victory Portfolios.  The name “The Victory Portfolios” and phrase “Trustees of The Victory Portfolios” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed December 21, 1995, at the office of the Secretary of State of the State of Delaware which is hereby referred to and is also on file at the principal office of the Trust.  The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.  The

Trust has entered into this Agreement on behalf of the Funds listed on Schedule I severally and not jointly and, therefore, the responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly.  No individual Fund shall have any responsibility for any obligation, if any, with respect to any other Fund arising out of this Agreement.  In seeking to enforce any claim against any Fund, Distributor shall look to the assets only of that Fund and not to the assets of any other Fund.

3.                                       Privacy.  Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information.  The Distributor shall not disclose or otherwise use nonpublic financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of SECRegulation S-P in the ordinary course of business to carry out those purposes.  The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of the Funds.  The Trust represents to the Distributor that it has adopted a statement of its privacy policies and practices as required by SECRegulation S-P and agrees to provide the Distributor with a copy of that statement annually.

4.                                       Anti-Money Laundering Program.  Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act, as amended, which require among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other to facilitate such compliance.  The Distributor acknowledges that it is a “Covered Service Provider” as defined in the Trust’s Anti-Money Laundering Program (“Trust AML Program”) and shall assume responsibility for the implementation of the requirements of the Trust AML Program with respect to the services provided under this Agreement.  The Distributor represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations.  The Distributor undertakes that it shall (a) conduct its operations in accordance with the provisions of the Trust AML Program and applicable laws, regulations and regulatory interpretations; (b) provide access to its books, records and operations relating to its anti-money laundering compliance only with respect to the Funds, by appropriate regulatory authorities, the Funds, and the Trust’s anti-money laundering Compliance Officer (the Trust’s Compliance Officer shall have no access to any of Distributor’s anti-money laundering operations, books or records pertaining to other clients of Distributor); (c) certify, in writing, no less frequently than annually, that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; (d) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Trust’s anti-money laundering Compliance Officer; (e) provide periodic reports to the Trust’s Board of Trustees concerning anti-money laundering activities and compliance exceptions, as the parties may agree from time to time; and (f) ensure that selling group agreements require selling group members to adopt, as applicable, reasonable anti-money laundering procedures and otherwise comply with applicable anti-money laundering regulations and regulatory interpretations with respect to the sale and redemption of Shares.  The Trust represents and warrants that it will conduct its operations in accordance with the provisions of the Trust AML Program and applicable laws, regulations and regulatory interpretations.

5.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

6.                                       Governing Law.  This Agreement shall be governed by, and its provisions shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or any rule or regulation of the SEC thereunder, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	Secretary

VICTORY CAPITAL ADVISERS, INC.

By:	/s/ Michael D. Policarpo, II
	Name:	Michael D. Policarpo, II
	Title:	Senior Managing Director